Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4 of our report dated February 18, 2011 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, our report dated February 12, 2009, except for the fourth paragraph of Note 1 as to which the date is January 25, 2010, the discontinued operations portion of Note 2 as to which the date is February 11, 2010 and Note 11 as to which the date is February 11, 2010 relating to the financial statements of AMB U.S. Logistics Fund, L.P. and our report dated February 11, 2010 relating to the financial statements of AMB Japan Fund I, L.P. which appears in AMB Property Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the references to us under the headings “Experts” and “Selected Historical Financial Data of AMB” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
April 27, 2011